Exhibit 10.20

CIBUS GLOBAL, LTD.
2016 RESTRICTED SHARES PLAN.

Cibus Glohal, Ltd., a company incorporated under the laws of the British Virgin Islands (the “Company”), pursuant to resolutions adopted by the Board of Directors of the Company (the “Board”) dated March 14, 2016, does hereby adopt the following 2016 Restricted Shares Plan (the “Restricted Shares Plan”), effective as of June 1, 2016 (the “Effective Date”):

(1)          The Board shall be, and hereby is, authorized to issue non-voting Common Shares pursuant to this Restricted Shares Plan to one or more additional recipients who are officers, directors, employees, executives, consultants, advisors or other similar service providers of the Company or any of its subsidiaries, upon such terms and conditions as shall be approved by the Board. Initially, all grants of shares under the Restricted Shares Plan shall be for Common Shares (non-voting); provided, however, that the Board may at any time and in its sole discretion convert all or any portion of the Common Shares (non-voting) granted under the Restricted Shares Plan into Voting Common Shares.

(2)          The Board, as the administrator of the Restricted Share Plan, shall have flexibility in establishing the terms and conditions of the shares to be granted pursuant to the Restricted Share Plan, including with respect to the vesting schedule, if any, governing any such grants.

(3)          The Board may, in its discretion, issue shares pursuant to the Restricted Share Plan which are fully-vested on the date of grant.

(4)          The following additional terms and conditions shall apply to the Restricted Shares Plan and any issuances of restricted Common Shares pursuant thereto:

(a)          The total number of restricted Common Shares issued under the Restricted Shares Plan shall initially equal to 22,336,005 Common Shares; provided, however, that the total number of Common Shares available for issuance under the Restricted Share Plan shall automatically increase in connection with any future equity financing transactions undertaken by the Company such that the total number of Common Shares which may be issued under the Restricted Share Plan shall represent 15% of the Company’s outstanding equity on a fully-diluted basis;

(b)          The grants set forth on Schedule A previously made by the Company pursuant to the 2009 Restricted Share Plan shall apply against the total number of Common Shares available for issuance pursuant to the Restricted Share Plan. All other grants made pursuant to the Company’s 2009 Restricted Share Plan will not apply against the total number of Common Shares available for issuance pursuant to the Restricted Share Plan;

(c)          Any shares (i) issued pursuant to the Restricted Share Plan or (ii) issued pursuant to the Company’s 2009 Restricted Share Plan and rolled into this Restricted Share Plan pursuant to Section 4(b), which are subsequently reacquired by the Company shall immediately become available for issuance pursuant to the Restricted Share Plan;

(d)          The Company shall at all times reserve and keep available sufficient Common Shares to satisfy the requirements of the Restricted Share Plan;

(e)          In the case of issuances of restricted Common Shares to consultants or advisors of the Company, no award may be granted unless such consultant or advisor (a) is a natural person, (b) provides bona fide services to the Company and (c) such services are not in connection with the sale of the Company’ s Common Shares in a capital-raising transaction;

(f)          In connection with each grant of Common Shares pursuant to the Restricted Shares Plan, the recipient shall enter into a Restricted Shares Purchase Agreement with the Company, which agreement shall set forth the terms and conditions associated with such Restricted Shares. The provisions of the various Restricted Shares Purchase Agreements entered into under this Restricted Share Plan need not be identical;

(g)          Any Common Shares awarded or sold under this Restricted Share Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Restricted Shares Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of shares generally, including those set f01th in the Company’s Amended and Restated Memorandum and Articles of Association;

(h)          No participant in the Restricted Shares Plan shall be permitted to transfer, assign, encumber or otherwise convey all or any portion of such participant’s rights to acquire securities pursuant to the Restricted Shares Plan, except by will, the laws of descent and distribution, or as pe1mitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701);

(i)          The Restricted Shares Plan shall have a term of ten (10) years from the Effective Date  and no additional shares of Common Shares shall be issued pursuant to the Restricted Shares Plan following the expiration of such ten year term; and

(j)          All issuances of securities pursuant to the Restricted Shares Plan shall comply with the provisions of Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.70l), and all securities laws of the British Virgin Islands, each if applicable.

(5)          This Restricted Shares Plan may be amended by the Board at any time and from time to time.

(6)          All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Company’s Amended and Restated Memorandum and Articles of Association.

* * *

IN WITNESS WHEREOF, the Company has executed this Restricted Shares Plan effective as of the Effective Date.

Cibus Global, Ltd.

By:	/s/ Peter Beetham
Name: Peter Beetham
Title: CEO

Common Shares Cibus Global Ltd
April 30, 2016
Schedule A

	Included in incentive pool

Total	7,767,772
Rory Riggs	184,807	Karin Braemer	6,422
Jean-Pierre Lehmann	62,261	Kimberly Butler De Rose	6,672
Keith A Walker	486,982	Patrick Calubaquib	5,422
David Voss	209,274	Tara Denholm	5,422
Eugene Linden	163,674	Timothy Fraley	8,331
Peter Beetham	1,167,025	Brian Freitas	3,422
Mark Knuth	115,128	Daniel Galindo	5,422
Jennifer Barker	138,522	Amanda Habel	8,051
Greg Gocal	941,434	Jameson Hall	7,122
Christian Schopke	237,651	Long Huynh	5,422
Rosa Segami (Carcamo)	30,722	Sarah Knuth	5,422
Andrew Walker	42,297	Tomas Lagunas	5,722
Aura Gonzalez de Schopke	27,022	Edgardo Leon	7,620
James Radtke	293,000	Antonio Licup	4,582
Amber Hunter (Bowers}	11,022	Tracey Lincoln	14,824
Satyendra Rajguru	45,722	Yohannes Mihirit	8,916
Noel Fong	24,571	Gregory Newkirk	6,751
Mark Finn	91,574	Lynn Nguyen	7,672
Cathy Hays	60,922	Douglas Potter	4,883
Kim Hanson	31,222	Anna Quiroz	6,422
Nathalie Kind	30,222	Claudia Quiroz	6,422
Amber Perry	17,685	Erich Rosenberger	16,836
Richard Ju	8,250	Michael Rozas	3,620
Gerard Pilon	306,500	Reema Saleh	6,394
Liliana Gavino	10,322	Derek Sanford	8,260
Supriya Huilgol	12,322	Keith Sebourn	7,620
Karen Troeber	37,022	Dorinda Moellering	31,422
Alain Pompidou	68,839	Riannon Mashore	6,422
Uvini Gunawardena	68,272	Dillan Stengel	7,142
Ryan Miller	13,916	Chun Ning Elijah Tang	5,422
Stephanie Kearney	8,222	Laszlo Treiber	74,672
Rosa Cheuk Kim	112,972	Hector Vidal	4,582
Carlo Broos	134,522	Hassan Waheed	1,722
Tony Moran	198,100	Zachary Warburg	6,422
Gerhard Prante	68,839	Melody Woodward	8,716
Christopher Richards	145,839	Bastiaan Bargmann	6,700
David Songstad	31,722	Mathew Pett	7,380
Clint Dotterer	51,372	Olga Batalov	5,775
Jerry Mozoruk	52,116	LemLem Catalano	6,860
Javier Narvaez-Vasquez	61,416	Taheer Dattaray	4,700
Emma Short	8,422	Felipe Strefling	4,380
David Weiser	9,151	Jina Heisman	3,700
Noel Sauer	106,116	Oscar Suarez	4,540
Dolendro Singh	13,422	Wochok Revocable Trust	145,839
Steven Sanders	90,779	Scot Anderson	5,000
Harry Glorikan	145,839	Mark Lu	125,906
Sean O Connor	489,200	Hendrik Meerman	40,000
Doug Taylor	76,549	Garret Groves	5,000
Janine Taylor	130,000	Cheng Fang	2,860
Tim Krupa	77,400	Michael Gehris	2,700
StacyLeppert	95,700	Shane Maslanka	1,380
Kim Anderson	17,422	Amirali Sattarzadeh Mohammadi	1,554